Exhibit 99.2

Kirkland’s Home Promotes Amy Sullivan to CEO

Sullivan to Also Join the Company’s Board of Directors

NASHVILLE, Tenn. (January 19, 2024) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, has promoted Amy Sullivan to Chief Executive Officer (“CEO”), effective February 4, 2024, and she will also join the Company’s board of directors. She succeeds interim CEO Ann Joyce, who will remain on the Company’s board of directors. Sullivan, who has been with the Company for more than a decade, was promoted to President and Chief Operating Officer in the spring of 2023. As a member of the executive team, she has helped lead the organization through significant strategic repositioning initiatives, including refocusing marketing efforts and aligning product assortments to drive customer demand. Prior to Kirkland’s Home, she held senior-level positions for Express, Lands’ End, Kohl’s and JCPenney.

“Amy is an invaluable leader within our organization, and over the past nine months she has been instrumental in returning the Company to a positive trajectory, including improved 2023 holiday season sales, that we hope to build off of in 2024,” said R. Wilson Orr, Chairman of Kirkland’s Home. “Since transitioning to an executive leadership role, Amy has been integral to the execution of our repositioning strategy and we believe, as CEO, she is poised to return Kirkland’s Home to profitable growth over the long-term.

“On behalf of the board of directors, I would also like to recognize Ann Joyce for leading the organization through a period of rapid and positive change. She brought a wealth of experience and insight that proved invaluable in navigating the Company through challenging times. Her decisive actions helped set the foundation to revitalize our brand. We look forward to continuing to have her strategic guidance as part of our board of directors.”

“This is a dynamic time to step into the role of CEO at Kirkland’s Home as we start to see our strategic initiatives pay off, with almost a full year of valuable insights and data from our initial repositioning efforts,” said Sullivan. “We have a fantastic team in place and great momentum coming off the 2023 holiday season. I look forward to leading the Company through this next chapter and unlocking the long-term growth potential we see for Kirkland’s Home.”

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 338 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers with an engaging shopping experience characterized by a curated, affordable selection of home décor along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 4, 2023 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.